UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  ___)

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☐ Preliminary proxy statement.
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☒ Definitive Proxy Statement.
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NORTHERN OIL AND GAS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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601 Carlson Pkwy ● Suite 990
Minnetonka, Minnesota 55305

July 8, 2020
Dear Stockholder:

We are pleased to invite you to attend a Special Meeting of Stockholders of Northern Oil and Gas, Inc., a Delaware corporation (“NOG”, the “Company,” “we,” “our” or “us”), to be conducted online on Monday, August 17, 2020, commencing at 2:00 p.m. Central Time.

At the special meeting, we will ask you to consider and vote (1) to approve an amendment to our Restated Certificate of Incorporation that effects, at the option of our board of directors, a reverse stock split of the outstanding shares of our Company's common stock, at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors prior to the 2021 annual meeting of the Company’s stockholders (Proposal 1), and (2) to approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Proposal 1 – Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” in the accompanying proxy statement (Proposal 2).

The meeting will be completely virtual. Hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and us and enables stockholder participation from any location around the world. We are also hosting a virtual meeting to support the health and well-being of our employees, partners and stockholders in light of the public health impact of the coronavirus outbreak (COVID 19). In addition to attendance via the Internet, stockholders have an opportunity to hear all portions of the official meeting, submit written questions during the meeting, vote electronically during the open poll portion of the meeting, and listen to live responses to stockholder questions immediately following the formal meeting.

You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by logging in at: www.virtualshareholdermeeting.com/NOG2020SM. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

Additional details of the business to be conducted at the special meeting are provided in the formal notice of the meeting and proxy statement following this cover letter. You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the special meeting according to our records or the records of your broker or other nominee.

Thank you.

Northern Oil and Gas, Inc.

Bahram Akradi Chairman of the Board of Directors

NORTHERN OIL AND GAS, INC.
601 Carlson Pkwy ● Suite 990
Minnetonka, Minnesota 55305

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 17, 2020

To the Stockholders of Northern Oil and Gas, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Northern Oil and Gas, Inc., a Delaware corporation (“NOG”, the “Company,” “we,” “our” or “us”) will be conducted online on Monday, August 17, 2020, commencing at 2:00 p.m. Central Time (the “Special Meeting”).  The Special Meeting will be held to consider and vote for the following purposes:

1.To approve an amendment to our Restated Certificate of Incorporation that effects, at the option of our board of directors, a reverse stock split of the outstanding shares of our Company’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors prior to the 2021 annual meeting of the Company’s stockholders (Proposal 1) (the “Reverse Stock Split”); and

2.To approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on one-half of the ratio utilized for the Reverse Stock Split (Proposal 2) (the “Authorized Share Reduction”).

Only stockholders of record at the close of business on June 25, 2020, are entitled to notice of, and to vote at, the Special Meeting, or any adjournment(s) or postponement(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting.  The following proxy materials and information are available for you to review online at www.northernoil.com/investors/new-events/special-meeting: (i) our notice of special meeting and proxy statement (which includes directions on how to attend and vote your shares during the Special Meeting), (ii) our form of proxy card and (iii) our form of Amended Restated Certificate of Incorporation.

Your vote is important. You may vote your shares via the Internet both before and during the Special Meeting, or by telephone or mail in advance.  Please refer to the section “Voting Instructions” for detailed voting instructions.  Whether or not you are able to attend the meeting virtually, we urge you to vote your shares in advance of the meeting as promptly as possible.

We look forward to you joining us during the Special Meeting.

On behalf of the Board of Directors

Bahram Akradi Chairman of the Board of Directors

Minnetonka, Minnesota
July 8, 2020

i

NORTHERN OIL AND GAS, INC.
601 Carlson Pkwy ● Suite 990
Minnetonka, Minnesota 55305

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 17, 2020
THE SPECIAL MEETING
Purpose

We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors in connection with the Special Meeting that will be held online at www.virtualshareholdermeeting.com/NOG2020SM on Monday, August 17, 2020, commencing at 2:00 p.m. Central Time.

Definitive copies of this proxy statement and related proxy card, or a notice of internet availability, are first being sent on or about July 8, 2020 to all stockholders of record at the close of business on June 25, 2020 (the “record date”). On the record date, there were 435,991,434 shares of our common stock outstanding and entitled to vote at the Special Meeting, which were held by approximately 241 holders of record.

The Special Meeting will be held for the following purposes:

1.To approve an amendment to our Restated Certificate of Incorporation that effects, at the option of our board of directors, a reverse stock split of the outstanding shares of our Company's common stock, at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors prior to the 2021 annual meeting of the Company’s stockholders (Proposal 1) (the “Reverse Stock Split”); and

2.To approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on one-half of the ratio utilized for the Reverse Stock Split (Proposal 2) (the “Authorized Share Reduction”).

We will also transact other business that may properly come before the Special Meeting.

If our stockholders approve the Reverse Stock Split and Authorized Share Reduction, and the Company implements them, the Reverse Stock Split and Authorized Share Reduction will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Even if stockholders approve the Reverse Stock Split and Authorized Share Reduction, the Company may delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction if the board of directors determines that such action is in the best interests of the Company and our stockholders.

Recommendation of the Board of Directors

The board recommends that you vote FOR the approval of the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and FOR the approval of the amendment to our Restated Certificate of Incorporation to effect the Authorized Share Reduction.

Frequently Asked Questions

•Why am I receiving these proxy materials?

You are receiving this proxy statement and proxy card from the Company because, at the close of business on June 25, 2020, the record date for the Special Meeting, you were a Stockholder of record of the Company. This proxy statement describes the matters that will be presented for your consideration at the Special Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

•What am I voting on?

Our stockholders are being asked to approve:

1.an amendment to our Restated Certificate of Incorporation that effects, at the option of our board of directors, a reverse stock split of the outstanding shares of our Company’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors prior to the 2021 annual meeting of the Company’s stockholders (Proposal 1); and

2.an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on one-half of the ratio utilized for the Reverse Stock Split (Proposal 2).

•When and where is the Special Meeting?

The Special Meeting will be held online at www.virtualshareholdermeeting.com/NOG2020SM on Monday, August 17, 2020, commencing at 2:00 p.m. Central Time.

•Why is the Special Meeting a virtual meeting?

We have decided to hold our Special Meeting online due to the coronavirus outbreak (COVID 19); we are sensitive to the public health and travel concerns of our stockholders and employees and the protocols that federal, state and local governments may impose. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

•Who is entitled to Vote?

Only holders of record at the close of business on June 25, 2020, will be entitled to notice of and vote at the Special Meeting.

•Who is soliciting my vote pursuant to this proxy statement?

Our board of directors is soliciting your vote at the special meeting. We will bear the cost of soliciting proxies. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to stockholders and we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to assist us in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $13,500 in the aggregate.

•How many shares are eligible to be voted?

As of the record date of June 25, 2020, we had 435,991,434 shares of common stock outstanding. Each outstanding share of our common stock as of the closing on the record date will entitle its holder to one vote on each matter to be voted on at the Special Meeting. For more information regarding security ownership by the beneficial owners of more than 5% of our common stock and by our directors and management, see “Security Ownership of Certain Beneficial Owners and Management.”

•How do I vote my shares?

How you vote your shares will depend on how your shares are held. For detailed instructions on how to vote your shares, see “Voting Instructions.”

•What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal to be voted on at the Special Meeting. Your shares will be voted as you specifically instruct. If you sign your proxy card without giving specific instructions on how your shares are to be voted at the Special Meeting, your shares will be voted in accordance with the recommendations of our board of directors on the proposals presented at the Special Meeting. Abstentions from voting will have the same practical effect as votes against each proposal.

•Can I change my vote or revoke my proxy?

Yes. You may revoke your proxy and change your vote at any time before the taking of the vote at the Special Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described below in the section “Voting Instructions,” in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or a new voter instruction form dated as of a later date, or by attending the Special Meeting online and voting during the meeting. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you properly vote at the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Northern Oil and Gas, Inc., 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305, prior to the Special Meeting.

•How many votes must be present to hold the Special Meeting?

A quorum is necessary to hold a valid meeting. The presence of one-half of the total voting power of the outstanding shares of common stock entitled to vote at the Special Meeting, represented in person (including virtually) or by proxy, is required to constitute a quorum to hold the Special Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum.

If you fail to sign, date and return your proxy card or fail to vote by telephone or via the Internet as provided on your proxy card, your shares will not be counted towards establishing a quorum at the special meeting.

If a valid proxy is provided and the stockholder has not indicated how the shares are to be voted at the Special Meeting, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and will be voted in accordance with the board of director’s recommendation on each proposal presented at the Special Meeting. If a valid proxy is provided and the stockholder has withheld authority to vote for one or more nominees, or voted against or abstained from voting on the ratification of our independent registered public accountant or approval of our new incentive plan, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

•What is a broker non vote?

A broker “non-vote” occurs when shares are held by a broker and (i) the broker does not have discretionary authority to vote on a particular matter and (ii) the broker has not received voting instructions from its customer. The proposals are routine matters to be presented at the Special Meeting on which brokers or other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Therefore, no broker non-votes are expected in connection with the proposals.

•How many votes are needed to approve the Proposals?

The approval of each proposal requires the affirmative vote of a majority of the issued and outstanding shares entitled to vote thereon.

•What will happen if the Proposals are not approved?

If the proposals are not approved, we will be unable to consummate the Reverse Stock Split and Authorized Share Reduction on the terms currently contemplated.

•Can I vote on other matters?

We do not expect any other matter to come before the Special Meeting. If any other matter is presented at the Special Meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

•Can I obtain an electronic copy of the proxy materials?

Yes, this proxy statement, the accompanying notice of special meeting of stockholders and the proxy card are available on the Internet at www.northernoil.com/investors/new-events/special-meeting.

•Who can help answer my other questions?

If you have more questions on the proposals or voting, you should contact Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, who is assisting us with the proxy solicitation by calling toll-free at 1-800-662-5200. If your shares are held in an account at a broker or by a bank or other nominee, you should also call such broker or other nominee for additional information.

•What do I need to do now?

We urge you to read this proxy statement carefully and consider how approving each proposal affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting. Holders of record may also vote by telephone or via the Internet by following the instructions on the proxy card, or they may vote during the Special Meeting.

VOTING INSTRUCTIONS

You are entitled to one vote for each share of common stock that you own as of the close of business on the record date.  Please carefully read the instructions below on how to vote your shares.  Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

If Your Shares are Held in Your Name

Stockholders of Record.  If your shares are registered directly in your name with the company’s transfer agent, you are considered the stockholder of record with respect to those shares, and your proxy materials, proxy card or other voting instructions are being sent directly to you by our agent.  As a stockholder of record, you have the right to vote by proxy or to vote electronically during the Special Meeting.

Voting by Proxy.  Even if you plan to attend the Special Meeting virtually, please vote as soon as possible by Internet, phone or mail in accordance with the instructions provided to you on your notice of internet availability, proxy materials or proxy card from our agent.

Voting During the Special Meeting.  If you plan to attend the Special Meeting virtually, you will be able to vote during the meeting. In order to vote at the Special Meeting, please refer to the specific instructions set forth on each notice of internet availability of proxy materials or proxy card you received. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

Multiple Proxy Cards.  If you receive more than one notice of internet availability or proxy card, it likely means that you have multiple accounts with the transfer agent.  Please vote all of the shares.

Revoking your Proxy.  As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the Special Meeting.  There are several ways you can do this:

•by filing a written notice of revocation with our corporate secretary prior to commencement of the Special Meeting;
•by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning a proxy card to our company by mail; or
•by attending the Special Meeting virtually and voting electronically.

If Your Shares are Held in “Street Name”

Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The broker or nominee is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker how to vote.

Voting by Proxy.  If your shares are registered in the name of your broker or nominee, you will receive instructions from such broker or nominee that you must follow in order for your shares to be voted.  If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker or nominee does not have discretionary authority to vote.

Voting During the Special Meeting.  If you plan to attend the Special Meeting virtually and vote electronically, then you must separately obtain a legal proxy form your broker, bank, trustee or other nominee, giving you the right to vote your shares electronically during the meeting. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

Multiple Proxy Cards.  If you receive more than one notice of internet availability, broker proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record.  Please vote all of the shares.

Revoking your Proxy.  If your shares are held in street name, you must contact your holder of record to revoke your proxy or voting instructions, as applicable.

Voting Procedures

By granting us your proxy, you authorize the individuals named on the proxy card or other instructions to represent you and vote your shares in the manner you indicate at the Special Meeting or at any adjournment or postponement thereof.  Shares represented by a proxy properly submitted prior to the Special Meeting will be voted at the Special Meeting in the manner specified on such proxy.  If you return a proxy card but do not specify how you want to vote your shares at the Special Meeting, your shares will be voted in accordance with the recommendation of our board of directors on each proposal.

Tabulating the Vote

Broadridge Financial Solutions will tabulate votes in preparation for the Special Meeting and will provide a third-party representative to act as inspector of election at the Special Meeting.  All votes received prior to the meeting date, and all votes cast at the Special Meeting, will be tabulated by Broadridge Financial Solutions, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Other Information

We will bear the cost of soliciting proxies.  In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to stockholders and we will reimburse them for their expenses.  Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies.  We have engaged Morrow Sodali, LLC, 470 West Ave., Stamford, CT 06902, to assist us in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $13,500 in the aggregate.

None of the items proposed for approval at the Special Meeting are of the nature that the laws of the state of Delaware or our bylaws would provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

PROPOSAL 1

APPROVAL OF A REVERSE STOCK SPLIT OF OUR COMMON STOCK

We are asking stockholders to approve a proposed amendment to our Restated Certificate of Incorporation (the “Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) and reduce the number of outstanding shares of our common stock. Our board of directors has unanimously approved and declared advisable the Reverse Stock Split, and recommends that our stockholders approve the Reverse Stock Split. The foregoing description of the Reverse Stock Split is a summary and is subject to the full text of the Amendment, which is attached to this proxy statement as Appendix A.

If stockholders approve this proposal, then our board of directors will cause the Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split only if our board of directors determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. Our board of directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Amendment. We will not effect the Reverse Stock Split without also effecting the Authorized Share Reduction, and vice versa. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed amendment will effect a reverse stock split of the outstanding shares of our common stock at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors. As of June 25, 2020, there were 435,991,434 shares of our common stock issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our board of directors, issued and outstanding shares of stock as illustrated in the table under the caption “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares.”

All holders of our common stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.001 per share (see “– Effects of the Reverse Stock Split and the Authorized Share Reduction – Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

The board of directors has determined that it is in the best interests of the Company and its stockholders to implement the Reverse Stock Split to reduce the number of shares of common stock outstanding. In determining to seek authorization for the Reverse Stock Split, the board of directors considered that the implementation of a reverse stock split is likely to increase the trading price for our common stock as a result of the reduction in the number of shares outstanding. The board of directors also considered that the increased trading price of our common stock that is expected as a result of the Reverse Stock Split may improve marketability of our common stock which may facilitate trading in our common stock.

For example, some investors may prefer to invest in stocks that trade at a per share price range more typical of companies listed on the NYSE American and in-line with constituents of comparable indices, and certain institutional investors may be prohibited in their investment charters from purchasing stocks that trade below certain minimum price levels. Further, brokerage commissions paid by investors, as a percentage of a total transaction, tend to be higher for lower-priced stocks. An increased trading price for our common stock as a result of a reverse stock split may help reduce these concerns.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the Amendment to effect the Reverse Stock Split and the Authorized Share Reduction, the board of directors may consider, among other things, various factors, such as:

•the historical trading price and trading volume of our common stock;

•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term; and
•prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by us, will be the date and time set forth in the Amendment that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of the Amendment with the Delaware Secretary of State, the board of directors, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of the Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:

•purchasing a sufficient number of shares of our common stock; or
•if you have shares of our common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split and the Authorized Share Reduction

General

After the effective date of the Reverse Stock Split and the Authorized Share Reduction if the board of directors elects to implement it, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split and the Authorized Share Reduction will be that:

•each six to ten shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the board of directors), will be combined into one new share of our common stock;
•no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;
•the reduction in the authorized number of shares of our common stock will not be proportionate to the Reverse Stock Split ratio, and the practical effect of the Reverse Stock Split and the corresponding Authorized Share Reduction would be to increase by 100% the number of authorized shares of our common stock as compared to a proportionate reduction in the authorized number of shares of our common stock;
•depending on the Reverse Stock Split ratio selected by the board of directors, the total number of authorized shares of our common stock will be reduced from 675,000,000 to a range of 135,000,000 and 225,000,000, as shown in the table below (as described above, this will result in an effective increase in the authorized number of shares of our common stock);

•based upon the Reverse Stock Split ratio selected by the board of directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all then outstanding awards under the 2018 Plan, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise of such stock options;
•the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and
•the number of shares then reserved for issuance under the 2018 Plan will be reduced proportionately based upon the Reverse Stock Split ratio selected by the board of directors.

        Effect on Shares

The following table contains approximate information, based on share information as of June 25, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the Reverse Stock Split and the Authorized Share Reduction are approved and implemented:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	675,000,000	435,991,434	130,960,695	108,047,871
Post-Reverse Stock Split 1:6	225,000,000	72,665,239	21,826,783	130,507,978
Post-Reverse Stock Split 1:7	192,857,143	62,284,491	18,708,671	111,863,981
Post-Reverse Stock Split 1:8	168,750,000	54,498,929	16,370,087	97,880,984
Post-Reverse Stock Split 1:9	150,000,000	48,443,493	14,551,189	87,005,318
Post-Reverse Stock Split 1:10	135,000,000	43,599,143	13,096,070	78,304,787

The following table contains approximate information, based on share information as of June 25, 2020, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios and information regarding our authorized shares assuming that the Authorized Share Reduction is not approved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	675,000,000	435,991,434	130,960,695	108,047,871
Post-Reverse Stock Split 1:6	675,000,000	72,665,239	21,826,783	580,507,978
Post-Reverse Stock Split 1:7	675,000,000	62,284,491	18,708,671	594,006,838
Post-Reverse Stock Split 1:8	675,000,000	54,498,929	16,370,087	604,130,984
Post-Reverse Stock Split 1:9	675,000,000	48,443,493	14,551,189	612,005,318
Post-Reverse Stock Split 1:10	675,000,000	43,599,143	13,096,070	618,304,787

After the effective date of the Reverse Stock Split that our board of directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on the NYSE American under the symbol “NOG” immediately following the Reverse Stock Split.

Effect of the Reverse Stock Split on holders of our Preferred Stock

Pursuant to our Restated Certificate of Incorporation, our capital stock consists of 5,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), and 675,000,000 shares of common stock. The Amendment to effect the Reverse Stock Split would not impact the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.

Each share of Preferred Stock is convertible, at the holder’s option at any time, into approximately 43.63 shares of our common stock, subject to adjustment. If the board of directors elects to proceed with the Reverse Stock Split, the conversion rate will be adjusted based on a ratio of the number of shares of our common stock outstanding immediately after the Reverse Stock Split to the number of shares of our common stock outstanding immediately before the Reverse Stock Split, with such adjustment to take effect immediately after 9:00 a.m., New York City time, on the effective date of the Reverse Stock Split. If the board of directors elects the 1-for-6 ratio and assuming the number of shares of our common stock outstanding on the Record Date does not change, the new conversion rate would be 7.2717 shares of shares of our common stock for each share of Preferred Stock. If the board of directors elects the 1-for-10 ratio and assuming the number of shares of our common stock outstanding on the Record Date does not change, the new conversion rate would be 4.3630 shares of our common stock for each share of Preferred Stock. Any other ratio selected within such range would result in a conversion rate of between 7.2717 and 4.3630 shares of common stock for each share of Preferred Stock.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our common stock will remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholder’s equity, in the aggregate, will remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See “– Fractional Shares.”

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “– Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split and the Authorized Share Reduction

We reserve the right to delay the filing of the Amendment or abandon the Reverse Stock Split and the Authorized Share Reduction at any time before the Effective Time, even if the Amendment has been approved by stockholders at the Special Meeting. By voting in favor of the Amendment to effect the Reverse Stock Split and the Authorized Share Reduction, you are also expressly authorizing the board of directors to delay, until the 2021 annual meeting of the Company’s stockholders, or abandon the Reverse Stock Split and the Authorized Share Reduction if the board of directors determines that such action is in the best interests of the Company and our stockholders.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote on this item at the Special Meeting is required for approval of this proposal. Proxies solicited by our board of directors will be voted for approval of this proposal, unless otherwise specified. If stockholder approval is not obtained, then the Amendment will not become effective.

No Appraisal Rights

Under Delaware law, the Restated Certificate of Incorporation and our Bylaws, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Amendment to effect the Reverse Stock Split and the Authorized Share Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar. and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income, and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our common stock, and any members of such an entity, are encouraged to consult their tax advisors.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code.. Assuming the Reverse Stock Split qualifies as a recapitalization:

•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our common stock;
•the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
•the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;
•a U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of common stock surrendered that is allocated to such fractional share; and
•such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year.

U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1.

PROPOSAL 2

APPROVAL OF A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

General

We are asking stockholders to approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on one-half of the ratio utilized for the Reverse Stock Split. Our board of directors has unanimously approved and declared advisable the Authorized Share Reduction, and recommends that our stockholders approve the Authorized Share Reduction. The foregoing description of the Amendment is a summary and is subject to the full text of the Amendment, which is attached to this proxy statement as Appendix A.

If stockholders approve this proposal, then our board of directors will cause the Amendment to be filed with the Delaware Secretary of State and effect the Authorized Share Reduction only if our board of directors determines that the Authorized Share Reduction would be in the best interests of the Company and its stockholders. We will not effect the Authorized Share Reduction without also effecting the Reverse Stock Split, and vice versa. No further action on the part of stockholders will be required to either implement or abandon the Authorized Share Reduction.

Reasons for the Authorized Share Reduction

Without the Authorized Share Reduction, the Reverse Stock Split would significantly increase the proportion of unissued, authorized shares of our common stock to issued and outstanding shares of our common stock, which could allow the Company to much more substantially dilute shareholders in the future than it is currently able to. The reduction in the authorized number of shares of common stock will not be proportionate to the Reverse Stock Split ratio, and the practical effect of the Reverse Stock Split and the corresponding Authorized Share Reduction would be to increase by 100% the number of authorized shares of our common stock as compared to a proportionate reduction in the authorized number of shares of our common stock.

In addition to the 435,991,434 shares of our common stock issued and outstanding on June 25, 2020, there were 10,819,275 shares of common stock reserved for issuance in connection with future awards available for grant under the Northern Oil and Gas, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and 120,141,420 shares of common stock reserved for issuance upon conversion of the issued and outstanding shares of Preferred Stock. As a result, as of June 25, 2020, we had only approximately 108,047,871 authorized shares of common stock that were not outstanding or reserved for issuance and that we may issue for any future business purposes.

Given that 84% of our authorized shares of common stock are either outstanding or reserved for issuance, the board of directors believes that a reduction in the number of authorized shares of our common stock that is not proportionate to the Reverse Stock Split ratio is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital or other transactions that have similar effect, stock-based acquisitions, equity compensation awards or other corporate purposes. The proposed Authorized Share Reduction will allow us to accomplish these objectives. We do not have any current plans for use of the additional shares of common stock that would be available for issuance. However, by approving the amount of authorized shares of common stock as proposed by the Authorized Share Reduction now, in advance of any specific need, we believe we will be able to act in a timely manner when such a need arises or the board of directors believes that it is in the best interests of our Company and our stockholders to take action, without the delay and expense that would be required at that time in obtaining stockholder approval of an increase in authorized shares of common stock at a future special meeting of stockholders.

Certain Risks and Potential Disadvantages Associated with the Authorized Share Reduction

The effective increase in authorized shares as a result of the Reverse Stock Split and the Authorized Share Reduction could result in dilution or have an anti-takeover effect. The board of directors does not intend to issue any shares of common stock except for purposes and on terms that the board of directors believes to be in the best interests of our stockholders and our Company. However, depending on the purpose and terms of issuance at the time, if we issue additional shares of common stock or other securities convertible into common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The effective increase in authorized common stock could also make more difficult or discourage attempts to obtain control of our Company, thereby having an anti-takeover effect. The effective increase in authorized shares of common stock is not being proposed in response to any known threat to acquire control of our Company.

Principal Effects of the Authorized Share Reduction

The proposed amendment will result in a reduction of the total number of shares of our common stock that we are authorized to issue as illustrated in the table under the caption “Proposal 1 – Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares.” See “Proposal 1 – Effects of the Reverse Stock Split and the Authorized Share Reduction – General” for a description the principal effects of the Reverse Stock Split and Authorized Share Reduction and “Proposal 1 – Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares” for the number of shares of common stock authorized but not outstanding or reserved for issuance that will remain available for issuance immediately following the effectiveness of the Reverse Stock Split and the Authorized Share Reduction.

Effect of the Authorized Share Reduction on holders of our Preferred Stock

The Authorized Share Reduction would not impact the total authorized number of shares of Preferred Stock or the par value of the Preferred Stock.

Effect on Authorized Common Share Capital

As of June 25, 2020, 435,991,434 shares of our common stock were issued and outstanding and we had only approximately 108,047,871 authorized shares of common stock that were not outstanding or reserved for issuance and that we may issue for any future business purposes. Following the Authorized Share Reduction, based upon the Reverse Stock Split ratio selected by the board of directors, the number of authorized shares of our common stock would be changed to a range of 135,000,000 to 225,000,000, and the stated capital on our balance sheet attributable to our common stock would be changed to a range of $135,000 to $225,000 and the additional paid-in capital account will be debited with the amount by which the stated capital is increased. Our stockholder’s equity, in the aggregate, will remain unchanged. The percentage of our shares of common stock available for future issuance would increase from 16% to 58%.

We will not solicit further authorization by vote of the stockholders for the issuance of shares of our common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the NYSE American or any other stock exchange on which our common stock may then be listed. The issuance of additional shares of our common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on this item at the Special Meeting is required for approval of this proposal. Proxies solicited by our board of directors will be voted for approval of this proposal, unless otherwise specified. If stockholder approval is not obtained, then the Authorized Share Reduction will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on June 25, 2020, held by those persons known to beneficially own more than 5% of our capital stock, by our directors, director nominees, our named executive officers, and by our directors and executive officers as a group.  The percentage of beneficial ownership for the following table is based on 435,991,434 shares of common stock outstanding as of June 25, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after June 25, 2020 through the exercise of any option or other right.  The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has exercised options or any other right to acquire shares of our common stock.

Name(1)	Number of Shares		Percent of Common Stock
Certain Beneficial Owners:
TRT Holdings, Inc.(2) 4001 Maple Ave., Suite 600 Dallas, TX 75219	92,930,980		21.3%
Angelo, Gordon & Co., L.P. 245 Park Avenue 26th Floor New York, NY 10167	41,632,340	(3)	9.99%(4)
FMR LLC(5) 245 Summer Street Boston, MA 02210	27,946,295		6.4%
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	21,503,317		5.0%

Directors and Executive Officers:
Bahram Akradi	19,100,000		4.4%
Lisa Bromiley	309,681		*
Roy Easley	207,045		*
Michael Frantz	237,693		*
Robert Grabb	356,358		*
Jack King	326,252		*
Stuart Lasher	2,659,591		*
Michael Popejoy	204,818		*
Chad Allen	302,633		*
Adam Dirlam	576,090		*
Brandon Elliott(7)	478,890		*
Nicholas O’Grady	1,060,726		*
Michael Kelly	155,263		*
Michael Reger(8)	10,088,053		2.3%
Erik Romslo	691,005		*
Directors and Current Executive Officers as a Group (13 persons)	26,187,155		6.0%
__________

*	Denotes less than 1% ownership.

(1)As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each member of management and each director is care of our company.
(2)The information is based on Amendment No. 18 to Schedule 13D filed on March 16, 2020 and subsequent Form 4 filings on March 18, 2020, and April 1, 2020, reporting ownership of our common stock as March 16, 2020, March 18, 2020 and April 1, 2020, by TRT Holdings, Inc., Cresta Investments, LLC, Cresta Greenwood, LLC, TTBR Investments LLC, TRBRJR Investments LLC and Robert B. Rowling (the “Reporting Persons”).  The Reporting Persons beneficially own, in the aggregate, 92,930,980 shares of our common stock. TRT Holdings, Inc. has sole voting power and sole dispositive power with respect to 68,768,290 shares.  Cresta Investments, LLC has sole voting power and sole dispositive power with respect to 16,947,921 shares, which includes 955,235 shares of common stock issuable upon conversion of 21,894 shares of Series A Preferred Stock held by Cresta Investments, LLC, which is based on an initial conversion rate of 43.63 shares of common stock per share of Series A Preferred Stock, subject to adjustment as provided in the Certificate of Designations of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on November 22, 2019, as amended (“Preferred Stock”). Cresta Greenwood, LLC has sole voting power and sole dispositive power with respect to 1,344,223 shares.  TTBR Investments LLC has sole voting power and sole dispositive power with respect to 1,711,000 shares. TRBRJR Investments LLC has sole voting power and sole dispositive power with respect to 1,711,000 shares. Mr. Rowling beneficially owns all 92,129,101 common shares held directly by TRT Holdings, Inc., Cresta Investments, LLC, Cresta Greenwood, LLC, TTBR Investments LLC and TRBRJR Investments LLC.  Mr. Rowling beneficially owns the common shares held directly by TRT Holdings, Inc. due to his ownership of all of the shares of Class B Common Stock of TRT Holdings, Inc.  Mr. Rowling beneficially owns the common shares held directly by Cresta Investments, LLC and Cresta Greenwood, LLC due to his direct and indirect ownership of 100% of the ownership interests in such entities, and being trustee of the direct owner of 100% of the ownership interests in TTBR Investments LLC and TRBRJR Investments LLC.
(3)The information is based on Amendment No. 9 to Schedule 13D filed on May 26, 2020, reporting ownership of our common stock as of May 7, 2020, including the shares of common stock issuable upon the conversion of our Preferred Stock, by Angelo, Gordon & Co., L.P., (“Angelo Gordon”), AG Partners, L.P., (“AG Partners”), JAMG LLC, (“JAMG”) and Michael L. Gordon (collectively with Angelo Gordon, AG Partners and JAMG, the “Reporting Persons”). Angelo Gordon, in its capacity as investment manager to the accounts, has sole power to vote 41,632,340 shares of Common Stock and the power to dispose of 41,632,340 shares of Common Stock, consisting of 30,675,937 shares of Common Stock held in the accounts and 10,956,403 shares of Common Stock issuable upon the conversion of the Preferred Stock, as limited by the Conversion Cap (described in note 4 below). As the sole general partner of Angelo Gordon, AG Partners may be deemed to have the sole power to vote 41,632,340 shares of Common Stock and the power to dispose of 41,632,340 shares of Common Stock, as per above. As the general partner of AG Partners, JAMG may be deemed to have the sole power to vote 41,632,340 shares of Common Stock and the power to dispose of 41,632,340 shares of Common Stock, as per the above. As the managing member of JAMG and the chief executive officer of Angelo Gordon, Michael L. Gordon may be deemed to have sole power to vote 41,632,340 shares of Common Stock and the power to dispose of 41,632,340 shares of Common Stock, as per the above.
(4)The certificate of designations of the our company’s 6.5% Series A Perpetual Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), as amended, contains limitations on the ability of our company and holders of the Preferred Stock to effect conversions of shares of Preferred Stock for shares of our common stock, if after a conversion a holder would beneficially own shares of common stock in excess of 9.99% of the aggregate number of shares of our common stock outstanding immediately after giving pro forma effect to the issuance of shares upon such conversion (the “Conversion Cap”).
(5)The information is based on Schedule 13G reported to the SEC on February 7, 2020, reporting ownership of our common stock as of December 31, 2019. Amount reported represents shares of our common stock directly held by FMR LLC. FMR LLC has sole voting power with respect to 4,592,960 shares and sole dispositive power with respect to 27,946,295 shares. FMR LLC has no sole voting power and sole dispositive power with respect to 9,145,682 shares. Members of the Johnson family, including Abigail P. Johnson, Director, Chairman and CEO of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by various investment companies (the “Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees
(6)The information is based on Schedule 13G reported to the SEC on February 7, 2020, reporting ownership of our common stock as of December 31, 2019. Amount reported represents shares of our common stock directly held by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 20,580,942 shares and sole dispositive power with respect to 21,503,317 shares.
(7)Mr. Elliott departed the company in January 2020.
(8)Mr. Reger departed the company in July 2019.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this proxy statement may contain forward-looking statements that involve risks and uncertainties regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Exchange Act. When used in this proxy statement, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC and other factors discussed in this proxy statement.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our proxy statement. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual and/or special meetings and our mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

OTHER MATTERS

The board of directors does not know of any other matter that will be presented at the special meeting other than the proposals discussed in this proxy statement.  Under our bylaws, generally no business besides the proposals in this proxy statement may be transacted at the meeting.  However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

By Order of the Board of Directors

Bahram Akradi Chairman of the Board of Directors

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
NORTHERN OIL AND GAS, INC.

The undersigned, Erik J. Romslo, Chief Legal Officer and Secretary of Northern Oil and Gas, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: The name of the Corporation is Northern Oil and Gas, Inc.

SECOND: This Amendment (the “Amendment”) to the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was duly adopted in accordance with the provisions of Section 242 of the DGCL. The Board of Directors of the Corporation has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the meeting of the stockholders called and held upon notice in accordance with Section 222 of the DGCL for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD: The Certificate of Incorporation is hereby amended by amending and restating Section 1 of Article Four to be and read as follows:

The total number of shares of all classes of capital stock that the Corporation has authority to issue is [230,000,000 / 197,857,143 / 173,750,000 / 155,000,000 / 140,000,000](1) shares, consisting of:

(a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); and

(b) [225,000,000 / 192,857,143 / 168,750,000 / 150,000,000 / 135,000,000](1) shares of Common Stock, par value $0.001 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Each [six / seven / eight / nine / ten](2) shares of the Common Stock issued and outstanding on the effective date of this Amendment shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

__________

(1)Amount to be set based on the reverse stock split ratio set by the board of directors.
(2)To be determined by the board of directors.

IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this amendment is the act and deed of the Corporation and that the facts stated herein are true as of this [●] day of [●], [●].

NORTHERN OIL AND GAS, INC.
By: ________________________________________

NORTHERN OIL AND GAS, INC. 601 Carlson Parkway, Suite 990 Minnetonka, MN 55305
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NOG2020SM
You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1 and 2.			For	Against	Abstain

1.
To approve an amendment to our Restated Certificate of Incorporation that effects, at the option of our board of directors, a reverse stock split of the outstanding shares of our Company’s common stock, at a reverse stock split ratio ranging from any whole number between one-for-six to one-for-ten, as determined by our board of directors prior to the 2021 annual meeting of the Company’s stockholders (Proposal 1) (the “Reverse Stock Split”); and
			☐	☐	☐

2.
To approve an amendment to our Restated Certificate of Incorporation to effect, if and only if Proposal 1 is both approved and implemented, a reduction in the total number of authorized shares of our common stock as determined by a formula based on one-half of the ratio utilized for the Reverse Stock Split (Proposal 2) (the “Authorized Share Reduction”).
			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:  The Notice & Proxy Statement is/are available at www.proxyvote.com

NORTHERN OIL AND GAS, INC. Special Meeting of Stockholders August 17, 2020, 2:00 p.m. CT This proxy is solicited by the Board of Directors
The stockholder(s) hereby revokes all prior proxies and appoint(s) Nicholas O’Grady and Chad Allen, or either of them, as proxies, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Northern Oil and Gas, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 p.m., CT on August 17, 2020 via live webcast at www.virtualshareholdermeeting.com/NOG2020SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side